As filed with the Securities and Exchange Commission on March 15, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 CIDARA THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	46-1537286
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6310 Nancy Ridge Drive, Suite 101 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

2015 Equity Incentive Plan
2015 Employee Stock Purchase Plan
(Full titles of the plans)

Jeffrey Stein, Ph.D.
President and Chief Executive Officer
Cidara Therapeutics, Inc.
6310 Nancy Ridge Drive, Suite 101
San Diego, California 92121
(858) 752-6170
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles J. Bair, Esq. Karen E. Deschaine, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000	Jeffrey Stein, Ph.D. President and Chief Executive Officer Cidara Therapeutics, Inc. 6310 Nancy Ridge Drive, Suite 101 San Diego, California 92121 (858) 752-6170

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
2015 Equity Incentive Plan Common Stock, $0.0001 par value per share	673,485 shares (3)	$7.23	$4,869,297	$564
2015 Employee Stock Purchase Plan Common Stock, $0.0001 par value per share	168,371 shares (4)	$7.23	$1,217,322	$141

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock (“Common Stock”) that become issuable under the plans by reason of any stock dividend, stock split, recapitalization or other similar transaction.

(2)
This estimate is made pursuant to Rule 457(c) and Rule 457(h) of the Securities Act solely for purposes of calculating the registration fee. The price per share and aggregate offering price are based upon the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Market on March 13, 2017.

(3)
Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Cidara Therapeutics, Inc. 2015 Equity Incentive Plan (the “2015 Plan”) on January 1, 2017 pursuant to an “evergreen” provision contained in the 2015 Plan. Pursuant to such provision, on January 1 of each calendar year through 2025, the number of shares authorized for issuance under the 2015 Plan is automatically increased by a number equal to the lesser of: (a) 4% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; or (b) such lesser number of shares of Common Stock as is determined by the Registrant’s board of directors (the “Board”) for the applicable year.

(4)
Represents shares of Common Stock that were automatically added to the shares authorized for issuance under the Cidara Therapeutics, Inc. 2015 Employee Stock Purchase Plan (the “2015 ESPP”) on January 1, 2017 pursuant to an “evergreen” provision contained in the 2015 ESPP. Pursuant to such provision, on January 1 of each calendar year through 2025, the number of shares authorized for issuance under the 2015 ESPP is automatically increased by a number equal to the lesser of: (a) 1% of the total number of shares of capital stock outstanding on December 31 of the preceding calendar year; (b) 490,336 shares; or (c) a lesser number of shares of Common Stock as is determined by the Board that is less than (a) and (b).

INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION
STATEMENTS ON FORM S-8

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plans is effective.
The Registrant’s Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on April 15, 2015 (File No. 333-203434) and the Registrant’s Registration Statement on Form S-8 previously filed with the Commission on March 18, 2016 (File No. 333-210263) are incorporated by reference in this Registration Statement, pursuant to General Instruction E to Form S-8.

ITEM 8. EXHIBITS.

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.
4.2(2)	Amended and Restated Bylaws of the Registrant.
4.3(3)	Form of Common Stock Certificate of the Registrant.
4.4(4)	Form of Warrant issued to Pacific Western Bank
4.5(5)	Second Amended and Restated Investor Rights Agreement, by and among the Registrant and certain of its stockholders, dated February 10, 2015.
5.1	Opinion of Cooley LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page hereto.
99.1(6)	2015 Equity Incentive Plan and Form of Grant Notice, Stock Option Agreement and Notice of Exercise thereunder.
99.2(7)	2015 Employee Stock Purchase Plan.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 24, 2015, and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 24, 2015, and incorporated herein by reference.
(3)
Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-202740), originally filed with the Commission on March 13, 2015, as amended, and incorporated herein by reference.

(4)	Previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 3, 2016, and incorporated herein by reference.
(5)
Previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-202740), originally filed with the Commission on March 13, 2015, as amended, and incorporated herein by reference.

(6)	Previously filed as Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-203434), filed with the Commission on April 15, 2015, and incorporated herein by reference.
(7)
Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-202740), originally filed with the Commission on March 13, 2015, as amended, and incorporated herein by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on March 15, 2017.

CIDARA THERAPEUTICS, INC.

By:	/s/ Jeffrey Stein, Ph.D.
Jeffrey Stein, Ph.D.
President and Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Stein, Ph.D. and Matthew Onaitis, and each of them, as his or her true and lawful attorneys-in-fact and agents, each with the full power of substitution, for him or her and in his or her name, place or stead, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Jeffrey Stein, Ph.D. Jeffrey Stein, Ph.D.	President, Chief Executive Officer and Member of the Board of Directors (Principal Executive Officer)	March 15, 2017
/s/ Matthew Onaitis Matthew Onaitis	Chief Financial Officer and General Counsel (Principal Financial Officer)	March 15, 2017
/s/ Marc J.S. Wilson Marc J.S. Wilson	Vice President of Finance and Accounting (Principal Accounting Officer)	March 15, 2017
/s/ Scott M. Rocklage, Ph.D. Scott M. Rocklage, Ph.D.	Chairman of the Board of Directors	March 15, 2017
/s/ Daniel D. Burgess Daniel D. Burgess	Member of the Board of Directors	March 15, 2017
/s/ Timothy R. Franson, M.D. Timothy R. Franson, M.D.	Member of the Board of Directors	March 15, 2017
/s/ Robert J. Perez Robert J. Perez	Member of the Board of Directors	March 15, 2017
/s/ Theodore R. Schroeder Theodore R. Schroeder	Member of the Board of Directors	March 15, 2017

EXHIBIT INDEX

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation of the Registrant.
4.2(2)	Amended and Restated Bylaws of the Registrant.
4.3(3)	Form of Common Stock Certificate of the Registrant.
4.4(4)	Form of Warrant issued to Pacific Western Bank
4.5(5)	Second Amended and Restated Investor Rights Agreement, by and among the Registrant and certain of its stockholders, dated February 10, 2015.
5.1	Opinion of Cooley LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Cooley LLP. Reference is made to Exhibit 5.1.
24.1	Power of Attorney. Reference is made to the signature page hereto.
99.1(6)	2015 Equity Incentive Plan and Form of Grant Notice, Stock Option Agreement and Notice of Exercise thereunder.
99.2(7)	2015 Employee Stock Purchase Plan.

(1)	Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 24, 2015, and incorporated herein by reference.
(2)	Previously filed as Exhibit 3.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on April 24, 2015, and incorporated herein by reference.
(3)
Previously filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-202740), originally filed with the Commission on March 13, 2015, as amended, and incorporated herein by reference.

(4)	Previously filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K, filed with the Commission on October 3, 2016, and incorporated herein by reference.
(5)
Previously filed as Exhibit 4.2 to the Registrant’s Registration Statement on Form S-1 (File No. 333-202740), originally filed with the Commission on March 13, 2015, as amended, and incorporated herein by reference.

(6)	Previously filed as Exhibit 99.2 to the Registrant’s Registration Statement on Form S-8 (File No. 333-203434), filed with the Commission on April 15, 2015, and incorporated herein by reference.
(7)
Previously filed as Exhibit 10.3 to the Registrant’s Registration Statement on Form S-1 (File No. 333-202740), originally filed with the Commission on March 13, 2015, as amended, and incorporated herein by reference.